SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


May 12, 2005
Date of report (Date of earliest event reported)


                   ENUCLEUS, INC.
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(Exact Name of Registrant as Specified in its Charter)


        0-14039                         11-2714721
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(Commission File Number) (I.R.S. Employer Identification No.)




4000 Main Street
Bay Harbor, MI 49770
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(Address of Principal Executive Offices)


231/439-2708
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(Registrant's telephone number, including area code)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On May 12, 2005, eNucleus, Inc. (the "Company") completed the purchase of certain assets of Applitech Solution Limited ("Applitech"), a privately held software and services company based in Ahmadabad, India. Such assets include customer contracts, accounts recievables and software. Subject to the terms and conditions of the purchase agreement, Applitech received one million shares of the common stock of the Company, 350,000 warrants at a strike price of $0.40 plus a deferred cash payment that will be equal to one-half of the net earnings of those acquired assets in 2005, not to exceed $2.5 million.


ITEM 7.01 REGULATION FD DISCLOSURE

On May 17, 2005, we issued a press release, which appears as Exhibit 7.01.1 hereto, regarding our completion of the acquisition of certain assets of Applitech. Such press release is incorporated by reference in response to this
Item 7.01.


Exhibits. The following exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT NO. 	DESCRIPTION


7.01.1	Press Release



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

 ENUCLEUS, INC.

Date: May 17, 2005 	By:  /s/ John C. Paulsen

                             John C. Paulsen
                             Chairman of the Board,
                             Chief Executive and
                             Financial Officer